TERMINATION ADDENDUM

to certain reinsurance agreements
(Referred to individually as “Agreement” and collectively as “Agreements”)

listed on the attached schedule
(“Schedule”)

Between

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and/or
HARTFORD LIFE INSURANCE COMPANY and/or
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
(“Ceding Company”)

And

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(“Reinsurer”)

WHEREAS, the Reinsurer and the Ceding Company entered into the Agreements; and

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreements; and

WHEREAS, the Reinsurer and the Ceding Company agree that each Agreement terminated for new business as of January 1, 2013.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.	The above recitals are true and accurate and are incorporated herein.

2.	Each Agreement is terminated for new business as of January 1, 2013.

3.
The Ceding Company will no longer cede and the Reinsurer will no longer accept policies whose original application date was on or after January 1, 2013.  The Agreements will continue to apply to all in force reinsurance until the termination or expiration of all such reinsurance.

4.	Except as herein amended, all other terms and conditions of the Agreements shall remain unchanged and in full force and effect.

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Between HLA/HL/ILA and The Lincoln National Life Insurance Company                                                                                                                                                                                                                                                Page  1 of 3           Termination Addendum - Effective 01/01/2013

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Addendum in duplicate on the dates indicated below, with an effective date of January 1, 2013.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:              _/s/ Audrey Chervansky_______                                                                        Attest:              _/s/ Senan O’Loughlin________

Name:              _Audrey Chervanskey________                                                                        Name:              _Senan O’Loughlin__________

Title:              Vice President_______________                                                                        Title:              __Senior Vice President_______

Date:              _Oct. 30, 2013_______________                                                                        Date:              _Oct. 30, 2013_______________

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:              _/s/ Donna R. Jarvis__________

Name:              _Donna R. Jarvis____________

Title:              _Vice President & Actuary_____

Date:              _October 8, 2013_____________

________________________________________________________________________________________________
Between HLA/HL/ILA and The Lincoln National Life Insurance Company                                                                                                                                                                                                                                                Page  2 of 3           Termination Addendum - Effective 01/01/2013

Schedule
Listing of Reinsurance Agreements
Terminated for New Business as of January 1, 2013

Agreement Effective Date	Reinsurer	Ceding Company	Agreement Type	Hartford Treaty Code	Swiss Re Treaty Code
01/01/84	LNLIC	HL	YRT	CL-100070	I59397US-64 (3181701)
01/01/86	LNLIC	ILA	YRT	CL-100319	I59512US-86 (3157201)
7/1/83	LNLIC	ILA	YRT	CL-100225	I59511US-83 (3157101)
10/01/86	LNLIC	HL	YRT	CL-100433	U302698US-86 (3181801)
5/1/81	LNLIC	ILA	YRT	CL-100224	I59510US-81 (3157001)
01/01/88	LNLIC	HL	YRT	CL-100447	I436790US-12
07/01/89	LNLIC	ILA	YRT	CL-100227	I59513US-89 (3157301)
10/01/90	LNLIC	ILA	ADB	CL-100314	U306231US-90 (KALL025-90)
8/1/94	LNLIC	ILA	YRT	CL-100488	U300227US-94 (3155801)
07/01/97	LNLIC	HL,ILA,HLA	CO	CL-100068	U302699US-97 (3182501) (HL), I59520US-97 (3180001) (ILA), U301877US-97 (3178801) (HLA)
06/15/01	LNLIC	HL,ILA,HLA	YRT	CL-100073	U300869US-01 (0746701) (HL), I59467US-95 (0746801) (ILA), U302556US-01 (0746601) (HLA)
7/1/96	LNLIC	ILA	YRT	CL-100226	I59509US-96 (3156101)
7/1/94	LNLIC	ILA	CO	CL-100220	I59514US-94 (3157401)

* Entity Abbreviations:

HLA: Hartford Life and Accident Insurance Company

HL: Hartford Life Insurance Company

ILA: Hartford Life and Annuity Insurance Company

LNLIC:  Lincoln National Life Insurance Company.

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Between HLA/HL/ILA and The Lincoln National Life Insurance Company                                                                                                                                                                                                                                                Page  3 of 3           Termination Addendum - Effective 01/01/2013